EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                                24/7 Media, Inc.,

                             Mercury Holding Company

                        IMAKE Software & Services, Inc.,

                             IMAKE Consulting, Inc.,

                              Mark L. Schaszberger

                                       and

                                   Trami Tran



                             As of December 31, 1999




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     AGREEMENT AND PLAN OF MERGER, dated as of December 31, 1999 (this
"Agreement"), by and among 24/7 Media, Inc., a Delaware corporation ("24/7"), Mercury Holding Company, a Maryland corporation and a wholly-owned subsidiary of 24/7 (the "Subsidiary"), IMAKE Software & Services, Inc., a Maryland corporation (the "Company"), IMAKE Consulting, Inc., a Maryland corporation ("IMAKE Consulting"), and Mark L. Schaszberger ("MLS") and Trami Tran ("TT") ("MLS" and "TT" are hereinafter referred to as the "Stockholders").

     WHEREAS, the Boards of Directors of 24/7 and the Subsidiary, and the Stockholders (as defined above), have each approved the merger (the "Merger") of the Subsidiary with and into the Company, in accordance with the Maryland General Corporation Law ("Maryland Law") and upon the terms and subject to the conditions set forth herein; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, each of the Stockholders is the owner of such number and class(es) of shares of capital stock (the "Shares") of the Company as is set forth in
Schedule 1 hereto (the "Ownership Table"), and, as of the date hereof, such Shares collectively represent 100% of the issued and outstanding shares of stock of the Company; and

     WHEREAS, the Company and IMAKE Consulting are engaged in the business of providing media a suite of digital media business solutions, targeted to the digital entertainment and telecommunications industries, the primary offerings of which are a suite of software components called "e.merge" which may be customized to each customer, along with supporting integration services ) (the "Media Business"); and

     WHEREAS, the Company and IMAKE Consulting are engaged in the business of providing historical data and analytical software to the financial services and securities industries, the primary offerings of which are "Analytics-on-Demand" and "@Investors Connection" software which may be customized to each customer, along with supporting integration integration services (the "Financial Business").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

     1. The Merger.

        (a) The Merger. At the Effective Time (as defined in Section 1(b)) and subject to and upon the terms and conditions of this Agreement and Maryland Law, the Subsidiary shall be merged with and into the Company, the separate corporate existence of the Subsidiary shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."


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        (b) Effective Time; Closing.

            (i) As promptly as practicable after the Closing (as defined in paragraph (ii) below), the parties hereto shall cause the Merger to be consummated by filing an articles of merger, and any other required documents (the "Articles of Merger"), with the State Department of Assessments and Taxation of Maryland, in such forms as required by, and executed in accordance with the relevant provisions of, Maryland Law. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Merger shall become effective under Maryland Law.

            (ii) The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, at 1:00 P.M., New York time, on a date designated by 24/7 and the Company, upon two business days' prior written notice of the satisfaction or waiver, as the case may be, of the conditions set forth in Sections 6 and 7 (the "Closing Date"), but in no event later than March 31, 2000, unless the parties shall agree upon a later date.

        (c) Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Maryland Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the rights, privileges, powers, franchises and property of the Subsidiary and the Company shall vest in the Surviving Corporation, and all restrictions, disabilities, duties, debts and liabilities of the Subsidiary and the Company become the restrictions, disabilities, duties, debts and liabilities of the Surviving Corporation.

        (d) Certificate of Incorporation; Bylaws. At the Effective Time, the Articles of Incorporation and Bylaws of the Subsidiary shall be the Charter and By-Laws of the Surviving Corporation, and shall continue in full force and effect until thereafter amended.

        (e) Directors and Officers. The directors and officers set forth on
Schedule 1(e) hereto shall be the directors and officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

        (f) Consideration; Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of 24/7, the Subsidiary, the Company or the Stockholders,

            (i) each share of stock of the Company (the "Capital Shares") then issued and outstanding shall, subject to and in accordance with the terms of this Agreement, be automatically canceled and extinguished and thereafter shall represent, in the aggregate, the right to receive the consideration set forth in the immediately following sentence, as adjusted to the extent, if any, required pursuant to Section 1(f)(ii) below (as so adjusted, the "Merger Consideration"). The Merger Consideration shall be 1,280,000 shares of common stock, par value $.01 per share, of 24/7 ("24/7 Common Stock").


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            (ii) The Merger Consideration shall be payable to the Stockholders in the proportion as set forth in Schedule 1 as follows:

                 (A) 400,000 shares of 24/7 Common Stock shall be distributed to the Stockholders at the Closing.

                 (B) ______ Promptly after the Closing, 24/7 shall deliver to the escrow agent (the "Escrow Agent") under the escrow agreement dated the Closing Date, substantially in the form of Exhibit A hereto (the "Escrow Agreement"), (i) certificates representing 880,000 shares of 24/7 Common Stock (the "Stockholder Additional Shares") and (ii) certificates representing such number of shares of 24/7 Common Stock as are listed in a letter dated as of December 31, 1999 from the Company to 24/7 (the "Employee Additional Shares," together with the Stockholder Additional Shares, the "Additional Shares") , to be held pursuant to the provisions of this Agreement and the Escrow Agreement in an escrow account (the "Escrow Account").

                 (C) (1) On or prior to November 30, 2000 or, if later, promptly after the final determination of the applicable amount pursuant to clause (3) below, the Escrow Agent shall release to the Stockholders in accordance with the allocation set forth on Schedule 1 hereto the number of shares of 24/7 Common Stock equal to the First Installment Amount. For this purpose, the "First Installment Amount" shall be equal to (A) 440,000 shares of 24/7 Common Stock (the "Installment Cap") multiplied by (B) the amount determined by dividing the cumulative revenues, as determined in accordance with GAAP (as hereinafter defined), consistently applied, of the Surviving Corporation for the period from January 1, 2000 to September 30, 2000, by $8,435,900 (the "First Installment Target"); provided, that the First Installment Amount shall not exceed the Installment Cap.

                     (2) On or prior to August 31, 2001 or, if later, promptly after the final determination of the applicable amount pursuant to clause (3) below, the Escrow Agent shall release to the Stockholders in accordance with the allocation set forth on Schedule 1 hereto the number of shares of 24/7 Common Stock equal to the Second Installment Amount. For this purpose, the "Second Installment Amount" shall be equal to (A) the Installment Cap multiplied by (B) the amount determined by dividing the cumulative revenues, as determined in accordance with GAAP, of the Surviving Corporation for the period from October 1, 2000 to June 30, 2001, by $12,650,000 (the "Second Installment Target"); provided, that, the Second Installment Amount shall not exceed the Installment Cap; provided, further, however, that if the First Installment Amount was less than the Installment Cap then the Second Installment Amount shall not exceed the Installment Cap plus the amount of such shortfall (i.e., the difference between the Installment Cap and the First Installment Amount), but in no event shall the Second Installment Amount exceed 512,000 shares of 24/7 Common Stock and in no event shall the sum of the First Installment Amount and the Second Installment Amount exceed 880,000 shares of 24/7 Common Stock.

                     (3) For purposes of this Section 1(f)(ii)(C), the revenues of the Surviving Corporation shall be determined in accordance with GAAP, consistently applied;


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provided, however, that the revenues of the Surviving Corporation shall include
(i) the "Total Revenue against Target Amount" as listed on Schedule 1(f)(ii)(C)(3) and (ii) all revenues generated by work hours performed by employees of the Company on behalf of 24/7 or any of its affiliates in excess of the 13,636 budgeted hours for the special projects listed on Schedule 1(f)(ii)(C)(3). As promptly as practicable after the end of the relevant period in Sections 1(f)(ii)(C)(1)-(2) above, 24/7 shall deliver to the Stockholders a statement setting forth the amount of cumulative revenues of the Surviving Corporation for the relevant period (each, a "Revenue Statement"). If the Stockholders do not object to the Revenue Statement within 10 business days after receiving it, that Revenue Statement will be deemed accepted by the Stockholders and will determine the deliveries of 24/7 Common Stock under this
Section 1(f)(ii)(C). If the Stockholders object to the Revenue Statement, then the Stockholders will, within that 10 business day period, submit to 24/7 a written notice of objection (an "Objection"), along with reasonably detailed supporting data, to the extent available to the Stockholders, and calculations, and, if the parties do not mutually agree on the Revenue Statement with the 10 business days following the submission of the Objection, either party can elect, by notice to the other, to have the disputed items resolved by a nationally recognized firm of independent accountants selected by the Parties (the "Accounting Firm"). The Accounting Firm will make a final and binding determination with respect to the disputed items and, based on that determination, a final and binding determination of the Revenue Statement. The fees and out-of-pocket expenses of the Accounting Firm will be borne by the parties in the proportion that the aggregate amount of the disputed items submitted to the Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

                     (4) If, prior to June 30, 2001, the business of the Surviving Corporation is adversely changed through acquisition, divestiture, reallocation of resources (e.g., marketing dollars or employees) or assets among affiliates or business of 24/7 or similar events (each, a "Change in Business Event") or an Executive Management Event (as defined below), then upon the occurrence of each such Change in Business Event or Executive Management Event, the First Installment Target and the Second Installment Target will be equitably adjusted to give effect to and carry out the intent of the parties as expressed herein, based on negotiations and determinations in good faith by MLS, Ronald Johnson, Chief Information Officer, and C. Andrew Johns, Chief Financial Officer, or the successor Chief Information Officer and Chief Financial Officer of 24/7, respectively. "Executive Management Event" means a termination by MLS of his employment agreement with 24/7 (the "MLS Employment Agreement") for "Good Reason" as defined in the MLS Employment Agreement or a termination of MLS employment arising out of a material breach of the MLS Employment Agreement by 24/7. In the event that following such good faith negotiations, there is no agreement among MLS, Ronald Johnson and C. Andrew Johns as to the equitable adjustment to the First Installment Target and/or the Second Installment Target, then the parties shall refer to the matter to an independent, third-party arbitrator, to be mutually agreed upon by the parties, who shall make a final and binding determination as to the equitable adjustment to the First Installment Target and/or Second Installment Target. In order to provide some guidance to any future arbitrator in the event of such an arbitration, the parties have agreed that the following guidelines regarding Change in Business Events would be applied to the adjustments indicated below based upon the reasonable expectations of the parties as of the date of execution of this


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Agreement about the likely state of events in the future; provided, however, that any adjustment must be primarily based upon dollar amounts that MLS and/or the successor president of the Surviving Corporation can demonstrate based on prior revenue amounts generated or on past practice:

                         (a) (i) if the Change in Business Event results in the
Surviving Corporation's inability to participate in either the National Association of Broadcasters Convention or the Western Cable Show in the fashion in which it had participated prior to the Merger, a decrease in the revenue target for the nine-month period in which such inability occurs of approximately $2,000,000 for each show; and

                            (ii) if the Change in Business Event results in the
Surviving Corporation's inability to employ five full-time, exclusive marketing personnel as of June 30, 2000, then for each such marketing person less than five, the revenue target for the period in which such marketing personnel is less than five shall be decreased by $83,333/month for each such marketing personnel less than five; provided, if the number of marketing personnel by June 30, 2000 (the "Marketing Personnel Number") is less than five, then the Marketing Personnel Number shall replace five for purposes of this Subsection.

                         (b) If the Change in Business Event concerns
reallocation of Surviving Corporation employees to 24/7 projects beyond the agreed-upon baseline level of 13,636 employee hours (including hours dedicated to the 24/7 Connect project), for every hour of Surviving Corporation employee time reallocated to 24/7 projects beyond the agreed-upon baseline level, the revenue target for the period in which such reallocation of employee time occurs shall be decreased by $110 for each such employee hour.

                         (c) If the Change in Business Event concerns 24/7's
failure to support the Surviving Corporation's recruiting efforts necessary for its then current needs, for every employee that the actual head count of the Surviving Corporation falls below that indicated on Schedule 1(f)(ii)(C)(4) for the relevant period, the revenue target for the period in which such failure occurs shall be decreased, for each such employee, by the product of 167 hours/month multiplied by the number of months of such head count shortfall multiplied by $110/hour multiplied by the actual utilization rate of Surviving Corporation employees as determined at the end of the relevant period.

                     (5) Any shares of 24/7 Common Stock that are held in the Escrow Account and are not required to be released to the Stockholders and the employees as a result of this Section 1(f)(ii)(C) shall upon expiration of the Escrow Account be released and returned to 24/7 and canceled.

                     (6) Any dividends or distributions with respect to the Additional Shares will be paid or distributed to the Escrow Agent on the same basis as such dividends or distributions are paid or distributed to all other holders of 24/7 Common Stock. Such dividends and distributions shall be held by the Escrow Agent and distributed as and when


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the Additional Shares are distributed in accordance with this Agreement and the
Escrow Agreement; provided, however, that any cash distributions with respect to the Additional Shares will be paid to the Stockholders and employees, as appropriate. The Stockholders and employees shall have the right to vote the Additional Shares. The Additional Shares shall be shown as issued and outstanding on the applicable consolidated financial statements of 24/7.

                     (7) In the event of any split, combination or reclassification of any 24/7 Common Stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of 24/7 Common Stock at any time during the period from the date of this Agreement to the date on which the Escrow Agent releases to the Stockholders and employees all of the Additional Shares in the Escrow Account, 24/7 shall promptly make such adjustment to the number of shares of 24/7 Common Stock deposited by 24/7 into the Escrow Account as 24/7 and the Stockholders shall mutually agree so as to preserve the economic benefits that the Stockholders each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other transactions contemplated by this Agreement.

                     (8) In the event of a Change in Control (as defined below) in 24/7, 50% of the Stockholder Additional Shares in the Escrow Account shall automatically vest in full, and the Escrow Agent shall deliver all of such vested Stockholder Additional Shares in the Escrow Account to the Stockholders, and the remaining Stockholder Additional Shares in the Escrow Account shall be subject to the vesting formula set forth in this Section 1(f)(ii). "Change in Control" means a transaction in which (i) any person or group (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate, of substantially all of the outstanding capital stock of 24/7 (after giving effect to such transaction), or any person or group, directly or indirectly, acquires beneficial ownership of substantially all of the outstanding capital stock of 24/7 through consolidation, merger, purchase or otherwise (after giving effect to such transaction).

        (g) Surrender and Payment.

            (i) Each share of common stock, par value $.01 per share, of the Subsidiary issued and outstanding immediately prior to the Effective Time shall be exchanged for and converted into one validly issued, fully paid and non-assessable share of common stock, par value $1.00 per share, of the Surviving Corporation. Each stock certificate of the Subsidiary evidencing ownership of such shares shall evidence ownership of such shares of stock of the Surviving Corporation.

            (ii) Each holder of Capital Shares that have been converted into the right to receive the Merger Consideration, upon surrender at the Closing of a certificate or certificates representing such Capital Shares, together with properly executed stock powers with respect to such Capital Shares, will be entitled to receive the Merger Consideration payable in respect of such Capital Shares pursuant to Section 1(f) hereof.


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            (iii) No fractional shares of 24/7 Common Stock shall be issued upon conversion of Capital Shares. In lieu of any fractional share of 24/7 Common Stock to which any holder of Capital Shares would otherwise be entitled, 24/7 shall round to the nearest whole share of 24/7 Common Stock.

        (h) Reorganization. Immediately prior to the Closing, the Company and IMAKE Consulting shall complete the Reorganization as described in Exhibit B (provided, that the failure of the Company and IMAKE Consulting to receive any third party consent listed on Exhibit B shall not be deemed a breach of this
Section 1(h)) and the Company shall sell, convey, transfer, assign and deliver to IMAKE Consulting substantially all of its assets, properties and business constituting the Financial Business and IMAKE Consulting shall pay, honor, perform and discharge, when due and owing, and will be exclusively liable with respect thereto, all of the obligations, commitments, agreements and liabilities of any kind or nature existing on the date of the Closing, fixed or contingent, known or unknown, whether required to be performed before or after the date of the Closing, of the Financial Business; and IMAKE Consulting shall deliver to the Company all of its assets, properties and business constituting the Media Business, and, subject to Section 14, the Company shall pay, honor, perform and discharge, when due and owing, and will be exclusively liable with respect thereto, all of the obligations, commitments, agreements and liabilities of any kind or nature existing on the date of the Closing, fixed or contingent, known or unknown, whether required to be performed before or after the date of the Closing, of the Media Business (the "Reorganization"). The Company and IMAKE Consulting shall execute such documents and instruments that are necessary to assign to the Company the rights and benefits to collect all revenues and fees under the contracts that require consents listed on Exhibit B.

     2. Representations   and  Warranties  of  the  Company  and  the
Stockholders. The Company and the Stockholders each hereby represents and warrants to 24/7 that:

        (a) Organization and Qualification; Organizational Documents.

            (i) The Company is a close corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State of Maryland Department of Assessments and Taxation, and has the requisite corporate power and corporate authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing under the laws of those jurisdictions listed on Schedule 2(a) hereto, constituting each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its assets and properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of the Company, taken as a whole, or on the ability of the parties to consummate the transactions contemplated by this Agreement (a "Company Material Adverse Effect").



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            (ii) The Company has heretofore furnished to 24/7 a complete and correct copy of the Company's charter (certified by the Secretary of State of the State of Maryland) (the "Charter") and By-Laws, each as amended to date. Such Charter and By-Laws are in full force and effect. The Company is not in violation of any of the provisions of its Charter or By-Laws.

        (b) Ownership and Delivery of the Shares; Authority Relative to this Agreement.

            (i) Each Stockholder is, and immediately prior to the Closing will be, the record and beneficial owner of the number and class(es) of Shares set forth next to such Stockholder's name on Schedule 1 hereto, free and clear of any and all liens, pledges, security interests, options, encumbrances, charges, agreements or claims of any kind whatsoever. On the Closing Date, each Stockholder will have the full right, power and authority to assign, transfer and deliver such Stockholder's Shares as provided in this Agreement, and such delivery will convey to 24/7 lawful, valid and marketable title to such Shares, free and clear of any and all liens, pledges, security interests, options, encumbrances, charges, agreements or claims of any kind whatsoever.

            (ii) The Company has all corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, as well as all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by the Company in connection herewith (collectively, with this Agreement, the "Company Documents"). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (except as set forth in clause (iii) below). Each of the Company Documents to which the Company is, or will be, a party has been, or will be, duly and validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery of the Company Documents by 24/7 and/or the Subsidiary, as applicable, are (or when executed and delivered will be) legal, valid and binding obligations of the Company, except as limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

            (iii) The Stockholders have authorized, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby and have authorized the taking of all appropriate action, pursuant to Maryland Law, to cause the Merger to become effective at the Effective Time.

        (c) No Conflicts, Required Filings and Consents.



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            (i) Except as set forth in Schedule 2(c), the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (A) conflict with or violate the Charter or By-Laws of the Company; (B) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which any of its properties is bound or affected; or (C) result in any material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties is bound or affected.

            (ii) The execution, delivery and performance of this Agreement by the Company will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state blue sky laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (B) for the filing of the Articles of Merger; and (C) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger or otherwise prevent the Company from performing its obligations under this Agreement.

        (d) Capitalization. Immediately prior to the Closing, the authorized capital stock of the Company will consist of the following:

            (i) Common Stock: 5,000 shares of common stock, par value $1.00 per share, of which 196 shares will be issued and outstanding.

            (ii) Options and Reserved Shares: Except for a proposed employee stock option plan, (a) there is no outstanding right, subscription, warrant, call, option or other agreement or arrangement of any kind to purchase or otherwise to receive from the Company any Capital Shares or any other security of the Company, (b) there is no outstanding security of any kind convertible into or exchangeable for any such Capital Shares and (c) there is no voting trust or other agreement or understanding to which the Company is a party or is bound with respect to the voting of the Capital Shares. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued and outstanding, fully paid and non-assessable. Except as set forth in this Section 2(d), there are no outstanding shares of capital stock or other equity or debt securities of the Company. Except as set forth in this Section 2(d) and in
Schedule 2(d), as of the Closing there will be no existing option, warrant, call, commitment or other agreement requiring the issuance or sale of any additional shares of capital stock or other equity or debt securities of the Company and no shares of capital stock or other equity or debt securities of the Company will be reserved for issuance for any purpose, and there will be no agreements,


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commitments or restrictions relating to the ownership or voting of any shares of capital stock or other equity or debt securities of the Company.

        (e) Subsidiaries and Affiliates. The Company has no direct or indirect subsidiaries, whether or not wholly owned, and has no equity interest in any corporation, partnership, joint venture or other entity.

        (f) Financial Statements; Accounts Receivable. The Company has previously delivered to 24/7: the compiled balance sheets and the notes thereto of the media division of the Company and the media division of IMAKE Consulting as at December 31, 1997 and December 31, 1998 and the related statements of earnings, changes in stockholders' equity and cash flows and the notes thereto for the years then ended, and the compiled balance sheet and the notes thereto of the media division of the Company and the media division of IMAKE Consulting as at September 30, 1999 (the "Compiled Balance Sheet") and the related compiled statements of earnings, changes in stockholders' equity and cash flows and the notes thereto for the nine months then ended, respectively (together with the Compiled Balance Sheet, the "Compiled Financials"). Each of the foregoing financial statements is in accordance with the Company's and IMAKE Consulting's books and records, has been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), and presents fairly in all material respects the financial position, results of operations and changes in financial position of the Media Business as at the dates and for the periods indicated, subject, in the case of the Compiled Financials, to year-end adjustments and notes required by GAAP. The accounts receivable of the Company (i) arose in the ordinary course of business for goods or services delivered or rendered, (ii) constitute only valid, undisputed claims and are not subject to counterclaims or setoffs, (iii) are good and collectible in full within 90 days of the date they were created at the aggregate recorded amounts thereof net of the reserve therefor and (iv) have not been extended or rolled over in order to make them current.

        (g) Liabilities. Except as set forth on Schedule 2(g), all liabilities of the Company (whether absolute, accrued, unmatured, fixed, contingent or otherwise and whether due or to become due, but not including the Company's obligations to perform under contracts other than by the payment of money) are set forth or adequately reserved against on the face or disclosed in the notes thereto of the Compiled Balance Sheet, in each case in accordance with GAAP, except for liabilities incurred since September 30, 1999, in the ordinary course of business as theretofore conducted, which liabilities are not materially adverse to the operations of the Company's business. The Company does not know of any basis for the assertion against the Company of any other liability or loss contingency for which a reserve is required to be disclosed in the Company's financial statements or the notes thereto, in accordance with GAAP.

        (h) No Adverse Change. Since December 31, 1998, the Company has conducted its business consistent with ordinary commercial business practices and only in the ordinary course of business as theretofore conducted, and, except as set forth in Schedule 2(h) hereto, there has not occurred any:



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



            (i) amendments or changes to the Charter or Bylaws of the Company;

            (ii) change in the Company's authorized or issued stock, grant of any stock option or right to purchase stock of the Company; issuance of any security convertible into such stock, purchase, redemption, retirement or other acquisition by the Company of any stock, or declaration of payment in respect of stock;

            (iii) material adverse change in the business, operations, properties, prospects, assets, liabilities, commitments, earnings or financial condition of the Company or any of its divisions;

            (iv) damage or destruction to property or assets of the Company resulting in a loss or cost to the Company of more than $50,000 in the aggregate, whether or not covered by insurance;

            (v) material increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the ordinary course of business) employee or entry into any employment, severance, or similar contract with any officer, or employee;

            (vi) adoption of, or material increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

            (vii) sale (other than sales in the ordinary course of business), lease, or other disposition of any material asset or property or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of the Company Intellectual Property (as defined hereafter); or

            (viii) act or omission by the Company, which, if taken or omitted after the date of this Agreement and before the Closing, would constitute a breach of Section 4(c).

        (i) Taxes.

            (a) Except as disclosed on Schedule 2(i): (A) the Company has timely and properly filed all federal, foreign, state, local and other tax returns and reports which are required to be filed by it; (B) all such tax returns were true, correct and complete in all material respects, and all taxes, interest and penalties due and payable as shown on such returns or claimed to be due by any taxing authority have been timely paid; (C) All unpaid federal, foreign, state, local and other taxes, fees, assessments, duties and other similar governmental charges payable by the Company or which will, with the passage of time, become payable by the Company (including interest and penalties), whether or not disputed, with respect to any period or a portion thereof ending at, on or prior to and including September 30, 1999, have been adequately reserved against in accordance with GAAP on the face of or disclosed in the notes thereto to the Compiled Balance Sheet; (D) there are no outstanding waivers or extensions of time with respect to the assessment or audit of any tax or tax return of the Company or audits, examinations or claims now pending or matters under discussion with any taxing authority in respect of any tax of the Company;
(E) the Company has furnished to 24/7 true and complete copies of all federal, foreign and state income tax returns and made available the local income and payroll tax returns of the Company for the years ended on December 31 for the years 1995 through 1998, which tax returns have been filed with the relevant taxing authorities; (F) the Company has not at any time consented to have the provisions of Section 341(f)(2) of the Code apply to it; (G) all taxes to be collected or withheld by the Company have been duly collected or withheld and any such amounts that were required to be remitted to any taxing authority have been duly remitted; (H) there are no tax rulings, requests for rulings, closing agreements or changes of accounting method relating to the Company that could affect its tax liability for any period after the Effective Time. The Company has not used any of the following methods of accounting: installment, completed contract, or long-term contract. For purposes of this Agreement, "tax" or "taxes" means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges and including, without limitation, income, gross receipts, ad valorem, value added, excise, real and personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, occupation and other governmental taxes imposed or payable to the United States, or any state, local or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such tax.

            (b) The Company has not taken any action and does not have knowledge of any fact or circumstance that would prevent the Merger from qualifying as a "reorganization" under the Code.

        (j) Title to Properties; Absence of Encumbrances. Except as set forth in
Schedule 2(j), the Company has good and marketable title to or, in the case of leases and licenses, valid and subsisting leasehold interests or licenses in, all of its properties and assets of whatever kind (whether real or personal), including, without limitation, all properties and assets that are shown on the Compiled Balance Sheet (except for assets sold in the ordinary course of business since September 30, 1999,) and all properties and assets that are shown on any schedule hereto, in each case free and clear of any and all liens, mortgages, pledges, security interests, restrictions, prior assignments, claims and encumbrances of any kind whatsoever, except as may be set forth in Schedule 2(j) hereto, except for equipment liens incurred in the ordinary course of business, and except for liens for current taxes and assessments not yet due and payable (which the Company will promptly pay when due if due prior to the Closing Date). All assets, properties and rights relating to the Company's business will, at the Closing, be held by, and all agreements, obligations and transactions relating to the Company's business will, at the Closing, be entered into, incurred and conducted by, the Company.

        (k) Real and Personal Property. The Company does not own any real property. Schedule 2(k) hereto contains a complete and correct list of all real property (including buildings and structures) occupied, leased or otherwise used by the Company and all interests therein (including a brief description of the property, the record title holder, the location and the improvements thereon). To the Company's knowledge, all such real property, buildings and structures, and the equipment therein, and the operations and maintenance thereof, comply with any applicable agreements and restrictive covenants and conform to all applicable legal requirements, including those relating to the environment, health and safety, land use and zoning. No condemnation or other proceeding is pending or threatened that would affect the use of any such property by the Company.
Schedule 2(k) hereto contains a complete and correct list and brief description of all equipment, machinery, computers, furniture, leasehold improvements, vehicles and other personal property owned or leased by the Company and all interests therein. The Company's equipment and other assets (whether leased or owned) are in good operating condition and repair, subject to ordinary wear and tear.

        (l) Patents, Trademarks and Copyrights. ____ For the purposes of this Agreement, the following terms have the following definitions:

            "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world (collectively, the "Trademarks");
(vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

            "Company Intellectual Property" shall mean any Intellectual Property, including, without limitation, all Registered Intellectual Property, that is owned by, or exclusively licensed to, the Company.

            "Registered Intellectual Property" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

            "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company.

                 (i) A list and brief description of the Company Intellectual Property, and all contracts, licenses and agreements to which the Company is a party (i) with respect to Company Intellectual Property licensed or transferred to any third party; or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to the Company is set forth on Schedule 2(l)(i) hereto.

                 (ii) No Company Intellectual Property or product or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement, or stipulation of any governmental entity restricting in any manner the use, transfer, or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Company Intellectual Property.

                 (iii) Each item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

                 (iv) The Company owns and has good and exclusive title to, or has joint ownership or license (sufficient for the conduct of its business as currently conducted) to, each item of Company Intellectual Property free and clear of any encumbrance (excluding licenses and related restrictions); and the Company is the exclusive owner of all Trademarks used in connection with the operation or conduct of the business of the Company, including the sale of any products or the provision of any services by the Company.

                 (v) The Company owns exclusively, and has good title to, all copyrightable works that are Company products or which the Company otherwise expressly purports to own. The Company owns, and has good title to, or has valid and sufficient licenses for all copyrightable works used in its business.

                 (vi) Except as set forth in Schedule 2(l)(iv), to the extent that any Intellectual Property has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company either (i) has obtained ownership of, and is the exclusive owner of such third party Intellectual Property, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted) to such third party's Intellectual Property by operation of law or by valid assignment or license, to the fullest extent it is legally possible to do so.

                 (vii) The Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was the Company Intellectual Property, to any third party.

                 (viii) All contracts, licenses and agreements relating to the Company Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement in accordance with its terms will neither violate nor result in the breach, modification, cancellation, termination, or suspension of any material term of any such contracts, licenses and agreements. The Company is in compliance with, and has not breached any material term of any such contracts, licenses and agreements and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's rights under such contracts, licenses and agreements to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

                 (ix) The operation of the business of the Company as such business is currently conducted, including the Company's design, development, marketing and sale of the products or services of the Company (including with respect to products currently under development) and the Company's use of the Company Intellectual Property has not, does not and will not infringe, dilute or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction; provided, however, that the Company and the Stockholders do not make any representation or warranty that the operation of the business of the Company before or after the Effective Date has not, does not, and will not infringe the Doubleclick patent or any patent, unknown as of the date of this Agreement to the Company or the Stockholders, held by any third party.

                 (x) Except as provided in Schedule 2(l)(x), the Company has not received notice from any third party and, to the knowledge of the Company, the Company has not received any threat, that the operation of the business of the Company or any act, product or service of the Company, infringes, dilutes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

                 (xi) To the knowledge of the Company, no person has or is infringing, diluting or misappropriating any Company Intellectual Property or is engaging in unfair competition with the Company.

                 (xii) The Company has taken reasonable steps to protect the Company's rights in the Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company or its subsidiaries, and, without limiting the foregoing, the Company has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to 24/7 and all current and former employees and contractors of the Company and its subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to the Company. Except under confidentiality obligations, there has not been disclosure by the Company of any such trade secrets or confidential information.

        (m) Contracts, Leases, Licenses and Commitments; Customers and Suppliers. The Company has furnished to 24/7 true and complete copies of all of its material contracts, leases, licenses and commitments, which are listed in
Schedule 2(m) hereto, including summaries of the terms of any unwritten commitments. Except as set forth in Schedule 2(m):

            (i) the Company, and to the knowledge of the Company, the other parties thereto, have complied in all material respects with such contracts, leases, licenses and commitments, all of which are valid and enforceable;

            (ii) such contracts, leases, licenses and commitments are in full force and effect and there exists no material violation or default by the Company or, to the knowledge of the Company, any other party thereto, or any event or condition which, with or without notice or lapse of time or both, would be a material violation or default by the Company or, to the knowledge of the Company, by any other party thereto, thereunder, give rise to a right to accelerate or terminate any provision thereof or give rise to any lien, claim, encumbrance or restriction on any of the assets or properties of the Company; and

            (iii) all of such contracts, leases, licenses and commitments have been entered into on an arm's-length basis.

The Company is not a party, nor is its business or any of its assets subject, to any contract, lease, license or commitment not listed in Schedule 2(m) (including, without limitation, purchase or sales commitments, financing or security agreements or guaranties, repurchase agreements, agency agreements, commission agreements, employment or collective bargaining agreements, pension, bonus or profit-sharing agreements, group insurance, medical or other fringe benefit plans, and leases of real or personal property), other than contracts terminable without penalty on not more than 30 days' notice that do not involve, individually, the receipt or expenditure of more than $50,000 in any one year. The Company is not engaged in any material disputes with customers or suppliers. To the knowledge of the Company, no customer or supplier is considering termination or any adverse modification of its contract with the Company, and the transactions contemplated by this Agreement will not have a Company Material Adverse Effect or a material adverse effect on the Company's relationship with any of its suppliers or customers.

        (n) Permits; Compliance with Laws. The Company holds the governmental material licenses, permits and authorizations listed in Schedule 2(n) hereto. Except as set forth in Schedule 2(n), such licenses, permits and authorizations are valid, in full force and effect and unimpaired, will be unaffected by a transfer of all of the Capital Shares to 24/7, and constitute all of the licenses, permits and authorizations required for the ownership or occupancy of the

Company's properties and assets and the operation of its business. The Company's business is and has been operated in compliance therewith in all material respects and with all statutes, laws, ordinances, rules and regulations (federal, state, local and foreign) applicable to it in all material respects, and to the Company's knowledge, all required reports and filings with governmental and regulatory authorities have been properly and timely made.

        (o) Employees. The Company has provided to 24/7 in a letter dated as of December 31, 1999, a list of the names, office locations, compensation and years of credited service for severance, vacation and pension plan purposes of all full- and part-time employees of the Company as at December 31, 1999. The Company does not know of any efforts within the last three years to attempt to organize the Company's employees, and no strike or labor dispute involving the Company has occurred during the last three years or, to the knowledge of the Company, is threatened. To the knowledge of the Company, no key employee of the Company has indicated that he is considering terminating his employment. The Company has complied with all material applicable wage and hour, equal employment, safety and other legal requirements relating to its employees

        (p) Employee Benefit Plans.

            (i) Except as set forth in Schedule 2(p) hereto, neither the Company nor any entity that would be deemed a "single employer" with the Company under
Section 414(b), (c), (m) or (o) of the Code or Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (an "ERISA Affiliate"), maintains, sponsors, contributes to, or has or has had an obligation to, or otherwise participated in or participates in, or in any way, directly or indirectly, has or has had any liability with respect to, any "employee benefit plan," as defined in Section 3(3) of ERISA, or any other material bonus, profit sharing, pension, deferred compensation, incentive, stock option, fringe benefit, health, welfare, change in control, severance or other similar plan, policy, or arrangement, whether written or unwritten, insured or self-insured (each, a "Plan"). None of the Company, any ERISA Affiliate or any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in, or in any way, directly or indirectly, has any liability with respect to, any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including, without limitation, any "multiemployer plan" (within the meaning of Sections (3)(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA). Except as set forth in Schedule 2(p), the consummation of the transactions contemplated by this Agreement will not give rise to any liability of the Company for severance pay or termination pay or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director, Stockholder or beneficiary of the Company (whether current, former or restricted) or their beneficiaries solely by reason of such transactions or by reason of a termination of employment following such transactions. Schedule 2(p) hereto contains a list of all Plans. A copy of each such Plan has previously been delivered by the Company to 24/7.

            (ii) With respect to each of the Plans on Schedule 2(p):

                 (A) each Plan (or, if applicable, the underlying prototype plan document) intended to qualify under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service ("IRS") to the effect that the Plan is qualified under Section 401 of the Code, any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code and to the knowledge of the Company and the Stockholders, nothing has occurred or is expected to occur through the Closing Date that caused or could cause the loss of such qualification or exemption or the imposition of any penalty or tax liability;

                 (B) all payments required by any Plan or by law (including, without limitation, all contributions, insurance premiums or intercompany charges) with respect to all periods through the Closing Date shall have been made prior to the Closing (on a pro rata basis where such payments are otherwise discretionary at year end) or provided for by the Company, as applicable, by full accruals as if all targets required by such Plan had been or will be met at maximum levels on its financial statements;

                 (C) no claim, lawsuit, arbitration or other action has been asserted or instituted, or to the knowledge of the Company and the Stockholders, threatened or anticipated against the Plans (other than non-material routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, the Company, any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of any trust of the Plans;

                 (D) each Plan complies in all material respects and has been maintained and administered at all times in all material respects in accordance with its terms and all applicable laws, rules and regulations, including, without limitation, ERISA and the Code;

                 (E) to the knowledge of the Company and the Stockholders, no "prohibited transaction," within the meaning of Section 4975 of the Code and
Section 406 of ERISA, has occurred or is expected to occur with respect to each Plan for which no exemption exists under Section 408 of ERISA or Section 4975 of the Code (and the consummation of the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction"); and

                 (F) no Plan is under audit or to the knowledge of the Company and the Stockholders, investigation by the IRS, Department of Labor or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any material tax or penalty.

            (iii) Except as disclosed on Schedule 2(p)(iii), neither the Company nor any ERISA Affiliate maintains, contributes to or in any way provides for any benefits of any kind whatsoever (other than under Section 4980B of the Code, the Federal Social Security Act or a plan qualified under Section 401(a) of the
Code) to any current or future retiree or terminee.

Neither the Company nor any ERISA Affiliate has any unfunded liabilities pursuant to any Plan that is not intended to be qualified under Section 401(a) of the Code.

        (q) Insurance. Schedule 2(q) hereto sets forth the Company'sgeneral liability, fire and casualty insurance policies and liability insurance. Such policies are in full force and effect, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow the Company to replace any of its properties that might be damaged or destroyed.

        (r) Litigation. Schedule 2(r) hereto contains a complete and correct list of all actions, suits, proceedings, claims or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its assets or, in connection with the Company's business, any of the Company's officers or employees before any court, arbitrator or governmental entity. Except as set forth in Schedule 2(r) hereto, to the knowledge of the Company, neither the Company nor, in connection with the Company's business, any of the Company's officers or employees is subject or party to any judgment, order, decree or other direction of, or stipulation with, any court or other governmental authority or tribunal. As of the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of the Stockholders that seek to prevent or challenge, or seek damages in connection with, the transactions contemplated by any of the Company Documents or otherwise arising out of or in any way related to any of the Company Documents.

        (s) Environmental Matters. To the knowledge of the Company, the Company's business, assets and properties are and have been operated and maintained in compliance in all material respects with all applicable federal, state and local environmental protection laws and regulations (the "Environmental Laws"). To the Company's knowledge, no event has occurred or condition exists which, with or without the passage of time or the giving of notice or both, would constitute a non-compliance by the Company with, or a violation by the Company of, any of the Environmental Laws. To the Company's knowledge, no real property owned, leased, occupied or used by the Company contains any underground storage tanks, asbestos, polychlorinated biphenyls, hazardous wastes or other hazardous substances, as such terms are defined in the Environmental Laws. To the Company's knowledge, neither the Company nor any of its predecessor companies has caused or permitted to exist, as a result of an intentional or unintentional act or omission, a disposal, discharge or release of solid wastes, hazardous wastes, pollutants or hazardous substances, as such terms are defined in the Environmental Laws, on or from any site which currently is or formerly was owned, leased, occupied or used by the Company or any predecessor company, except where such disposal, discharge or release was pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state and/or local governmental agency or otherwise in compliance with the Environmental Laws.

        (t) Restrictions on Business Activities. Other than this Agreement, there is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or impairing the business of the Company as currently conducted.

        (u) Transactions with Affiliates. Except as set forth in Schedule 2(u) hereto and Exhibit B herein, and except for ordinary dealings with its employees and its Stockholders, and except for advances made by the Stockholders to the Company and fully repaid by the Company, since December 31, 1998, the Company has had no direct or indirect dealings with any Stockholder or with any key employee of the Company or, to the knowledge of the Company, with any of their affiliates or relatives. Except as set forth in Schedule 2(u) and Exhibit B herein, and except for employment arrangements with its employees, the Company has no obligation to or claim against any Stockholder or any key employee of the Company or to the knowledge of the Company, any of their affiliates or relatives, and to the knowledge of the Company, no such person or entity has any obligation to or claim against the Company. Schedule 2(u) reasonably describes the nature and extent of any products, services or benefits provided to the Company by any such person or entity without a corresponding charge equal to the fair market value of such products, services or benefits. Except as set forth in
Schedule 2(u), to the knowledge of the Company, none of the Stockholders, any key employee of the Company or any of their affiliates or relatives has any significant investment of any kind in any business or entity which is competitive with the Company. For purposes of this Section 2(u), "affiliate" means, with respect to any person or entity, any other person or entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such person or entity. For the purposes of this definition, "control" means, as to any person or entity, the possession, directly or indirectly, of the power to elect or appoint a majority of directors (or other persons acting in similar capacities) of such person or entity or otherwise to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

        (v) Books and Records. The books and records of the Company are complete and correct in all material respects and have been maintained in accordance with good business practices. The minute books of the Company, as previously made available to 24/7, accurately reflect all corporate action of the Stockholders of the Company.

        (w) Improper Payments. The Company and its officers and agents have not made any illegal or improper payments to, or provided any illegal or improper benefit or inducement for, any governmental official, supplier, customer or other person in an attempt to influence any such person to take or to refrain from taking any action relating to the Company.

        (x) Officers, Bank Accounts, etc. Schedule 2(x) hereto lists all officers and fiduciaries of the Company; all bank accounts and safe deposit boxes maintained by the Company and all authorized signatories therefor, specifying their respective authority; and all credit cards under which employees of the Company may incur liability and the persons holding such cards. No person or entity holds any general or special power of attorney from the Company.

        (y) Year 2000. Set forth on Schedule 2(y) hereto is a description of the Company's remediation plan regarding year 2000 issues, including details on the identification, assessment and testing of equipment and systems, the state of readiness of third-party vendors, and the creation of a contingency plan in the event of year 2000 failures.

            (i) The computer systems of the Company (including, without limitation, all software, hardware, workstations and related components, automated devices, products consisting of or containing one or more thereof, and any and all enhancements, upgrades, customizations, modifications or maintenance, embedded chips and other date sensitive equipment such as security systems, alarms, elevators and other systems) ("Computer Systems") are Year 2000 Compliant (as defined below) or will be Year 2000 Compliant by December 31, 1999.

            (ii) The Company's supply of services through its Computer Systems shall not be interrupted, delayed, decreased or otherwise affected in any material respect by dates/times prior to, on, after or spanning January 1, 2000.

            (iii) The Company's Computer Systems in all material respects have the ability to properly interface and will continue to properly interface with internal and external applications and systems of third parties with whom the Company exchanges data electronically (including, without limitation, customers, clients, suppliers, service providers, subcontractors, processors, converters, shippers, warehousemen, outsourcers, data processors, regulatory agencies and banks), whether or not their Computer Systems are Year 2000 Compliant.

            (iv) To the knowledge of the Company, the Company has inquired of all third parties the failure of whose Computer Systems to be Year 2000 Compliant would have a Company Material Adverse Effect.

For purposes of this Agreement, "Year 2000 Compliant" means that the Company's Computer Systems (1) are capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date-related data for dates earlier and later than January 1, 2000, including, but not limited to, calculating, comparing, sorting, storing, tagging and sequencing, without resulting in or causing logical or mathematical errors or inconsistencies in any user-interface functionalities or otherwise, including data input and retrieval, data storage, data fields, calculations, reports, processing or any other input or output, (2) have the ability to provide date recognition for any data element without limitation (including, but not limited to, date-related data represented without a century designation, date-related data whose year is represented by only two digits and date fields assigned special values), (3) have the ability to automatically function into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000, (4) have the ability to correctly interpret data, dates and time into and beyond the year 2000, (5) have the ability not to produce noncompliance in existing information or otherwise corrupt such data into and beyond the year 2000, (6) have the ability to correctly process after January 1, 2000 data containing dates before that date, (7) have the ability to recognize all "leap years," including February 29, 2000.

        (z) Disclosure. No representation, warranty or other written statement by the Company herein or in any of the other Company Documents contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

        (aa) Legends.

             (i) The Company understands that the certificates evidencing the Merger Consideration will bear the following legend:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
             REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER."

             (ii) The certificates evidencing the Merger Consideration shall not be required to bear such legend if an opinion of counsel reasonably satisfactory to 24/7 is delivered to 24/7 to the effect that neither the legend nor the restrictions on transfer contained in this Agreement are required to insure compliance with the Securities Act. Whenever, pursuant to the preceding sentence, any certificate is no longer required to bear the foregoing legend, 24/7 may, and if requested by the holder thereof, shall, issue to the holder a new certificate not bearing the foregoing legend; provided, however, a new certificate not bearing the foregoing legend shall be issued to the holders upon the effectiveness of a registration statement covering the resale of the 24/7 Common Stock.

        (bb) Condition and Sufficiency of Assets. The Company owns or has the right to use without payment of royalty all the tangible and intangible assets necessary for the conduct of the Media Business as conducted prior to the date hereof. The buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put and are sufficient for the continued conduct of the Company's businesses after the Closing in substantially the same manner as conducted prior to the Reorganization, and the Company has conducted, and continues to conduct, its business only through the Company, except as set forth in Exhibit B.

        (cc) Acquisition of Stock for Investment.

        Each of the Stockholders that receives 24/7 Common Stock as part of the Merger Consideration hereunder acknowledges that such shares of 24/7 Common Stock may not be sold, transferred, offered for sale, pledged, hypothecated, lent, or otherwise disposed of by him or it without registration under the Securities Act, except pursuant to Regulation S under the Securities Act or pursuant to another exemption from registration under the Securities Act, and without compliance with applicable Blue Sky Laws. Each Stockholder is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act. Each Stockholder has received all requested documents and other information from 24/7, and has had an opportunity to ask questions of and to receive answers from the officers of 24/7 with respect to the business, results of operations, financial conditions and prospects of 24/7.

        (dd) Hart-Scott-Rodino.

        The Stockholders and the ultimate parent entity of the Company do not meet the "size-of-the-parties" jurisdiction test imposed by Section 201(a)(2) of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, 15 U.S.C. ss. 18A(a)(2), and the regulations promulgated thereunder.

     3. Representations and Warranties of 24/7 and the Subsidiary. 24/7 and the Subsidiary each hereby represents and warrants to the Company that:

        (a) Organization and Qualification; Organizational Documents.

            (i) 24/7 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and corporate authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted. Each of 24/7 and the Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its assets and properties requires such qualification, except for such failures to be so duly qualified or licensed and in good standing that would not have a material adverse effect on the business, results of operations or financial condition of 24/7 and its subsidiaries, taken as a whole, or on the ability of the parties to consummate the transactions contemplated by this Agreement (a "24/7 Material Adverse Effect").

            (ii) The Subsidiary is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State of Maryland Department of Assessments and Taxation, and has the requisite corporate power and corporate authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted.

            (iii) 24/7 has heretofore furnished to the Company a complete and correct copy of 24/7's Certificate of Incorporation (certified by the Secretary of State of the State of Delaware) and of and the Subsidiary's charter (the "Subsidiary's Charter") (certified by the State of Maryland Department of Assessments and Taxation) and of 24/7's and the Subsidiary's By-Laws, each as amended to date. Such Certificates of Incorporation and By-Laws are in full force and effect. Neither 24/7 nor the Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or the Subsidiary's Charter, as the case may be, or any of the provisions of its By-Laws.

        (b) Authority Relative to this Agreement.

            (i) Each of 24/7 and the Subsidiary has all necessary rights, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, as well as all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by 24/7 and/or the Subsidiary in connection herewith, including the agreements listed in Sections 7(d) hereof (collectively, with this Agreement, the "24/7 Documents"). The execution and delivery of this Agreement by 24/7 and the Subsidiary and the consummation by 24/7 and the Subsidiary of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of 24/7 and the Subsidiary, and no other corporate proceedings on the part of 24/7 or the Subsidiary are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby. Each of the 24/7 Documents to which the Company and/or the Subsidiary is, or will be, a party has been, or will be duly and validly executed and delivered by 24/7 and/or the Subsidiary, and, assuming the due authorization, execution and delivery of the 24/7 Documents by the Company and/or the Stockholders, as applicable, are (or when executed and delivered will be) legal, valid and binding obligations of 24/7 and/or the Subsidiary, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

            (ii) The Board of Directors of 24/7 and the Board of Directors of the Subsidiary, as necessary (A) have declared that this Agreement, the Merger and the other transactions contemplated hereby are advisable and in the best interests of the Subsidiary's stockholders; (B) have authorized, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby; and (C) have taken appropriate action, pursuant to Delaware Law and Maryland Law, to cause the Merger to become effective at the Effective Time.

        (c) No Conflict, Required Filings and Consents.

            (i) The execution and delivery of this Agreement by 24/7 and the Subsidiary do not, and the performance of this Agreement by 24/7 and the Subsidiary will not, (A) conflict with or violate the Certificate of Incorporation or By-Laws of 24/7 or the Charter or By-Laws of the Subsidiary;
(B) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to 24/7 or the Subsidiary or by which any of 24/7's or the Subsidiary's respective properties is bound or affected; or (C) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair 24/7's or the Subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of 24/7 or the Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which 24/7 or the Subsidiary is a party or by which

24/7 or the Subsidiary or any of their respective properties is bound or affected, except in any such case for any such breaches, defaults or other occurrences that would not have a 24/7 Material Adverse Effect.

            (ii) The execution, delivery and performance of this Agreement by 24/7 and the Subsidiary will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) for applicable requirements, if any, of the Securities Act, the Exchange Act, state blue sky laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (B) for the filing of the Articles of Merger; and (C) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not have a 24/7 Material Adverse Effect.

        (d) Capitalization.

            (i) The authorized capital stock of 24/7 as of December 31, 1999 consisted of: (1) 70,000,000 shares of common stock, par value $.01 per share, of which 22,421,516 shares were issued and outstanding, 3,235,538 shares will be issuable to employees, officers and directors of 24/7 under stock options that have been granted pursuant to 24/7's 1998 Stock Incentive Plan, and 2,514,462 shares have been reserved for issuance pursuant to future grants under 24/7's 1998 Stock Incentive Plan; and (2) 10,000,000 shares of preferred stock, par value $.01 per share, none of which were issued and outstanding. 24/7 also has 3,156,685 shares of common stock issuable upon exercise of outstanding warrants at December 31, 1999. The authorized capital stock of the Subsidiary consists of 1,000 shares of common stock, par value $.01 per share, 100 shares of which are issued and outstanding, and wholly owned by 24/7.

            (ii) All of the outstanding shares of 24/7's and the Subsidiary's respective capital stock have been duly authorized and validly issued and are fully paid and non-assessable. The shares of 24/7 Common Stock to be issued in the Merger have been duly authorized and, when so issued in accordance with the terms hereof, such shares will be validly issued, fully paid and non-assessable.

            (iii) Except as set forth in this Section 3(d), and except for (i) the issuance of year-end stock option grants to the employees of 24/7 and (ii) common stock, restricted stock and stock options being granted to the stockholders and employees of 24/7's subsidiary, 24/7 Media Europe N.V. in connection with the acquisition of 100% of the outstanding capital stock of such subsidiary, there are no outstanding shares of capital stock or other equity or debt securities of 24/7. Except as set forth in this Section 3(d) and except for those options granted pursuant to 24/7's 1998 Stock Incentive Plan, there are no existing options, warrants, calls, commitments or other agreements requiring the issuance or sale of any additional shares of capital stock or other equity or debt securities of 24/7 and no shares of capital stock or other equity or debt securities of 24/7 are reserved for issuance for any purpose.

        (e) SEC Filings, Financial Statements.

            (i) 24/7 has filed all forms, reports and documents required to be filed by it with the SEC. 24/7 has heretofore delivered to the Company, in the form filed with the SEC, (A) its Annual Report on Form 10-K for the year ended December 31, 1998, (B) its Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, (C) all proxy statements relating to 24/7's meetings of stockholders (whether annual or special) held since December 31, 1998, (D) all other reports or registration statements (other than Reports on Form 10-Q and Reports on Form 3, 4 or 5 filed on behalf of affiliates of 24/7) filed by 24/7 with the SEC since September 30, 1998 and (E) all amendments and supplements to all such reports and registration statements filed by 24/7 with the SEC (collectively, the "24/7 SEC Reports"). The 24/7 SEC Reports (1) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (2) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (ii) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the 24/7 SEC Reports was prepared in accordance with GAAP (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position of 24/7 and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments and such statements do not contain notes thereto.

            (iii) 24/7 has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by 24/7 with the SEC pursuant to the Securities Act or the Exchange Act.

        (f) No Adverse Change. Since September 30, 1999, 24/7 has conducted its business in the ordinary course and there has not occurred any:

            (i) amendments or changes to the Certificate of Incorporation or By-Laws of 24/7;

            (ii) material adverse change in the business, properties, assets, liabilities, commitments, earnings or financial condition of 24/7;

            (iii) damage or destruction to property or assets of 24/7 resulting in a loss or cost to 24/7 of more than $1,000,000 in the aggregate, whether or not covered by insurance; or

            (iv) act or omission which, if taken or omitted after the date of this Agreement and before the Closing, would cause the condition set forth in
Section 7(a) not to be fulfilled.

        (g) Litigation. Except as disclosed in the 24/7 SEC Reports filed prior to the date hereof, there are no actions, suits, proceedings, claims or investigations pending or, to the knowledge of 24/7 and the Subsidiary, threatened against 24/7 or the Subsidiary or any of their respective assets before any court, arbitrator or governmental entity that is reasonably likely to have a 24/7 Material Adverse Effect. There are no actions, suits or proceedings pending or, to the knowledge of 24/7 and the Subsidiary, threatened against 24/7 or the Subsidiary that seek to prevent or challenge, or seek damages in connection with, the transactions contemplated by any of the 24/7 Documents or otherwise arising out of or in any way related to any of the 24/7 Documents.

        (h) Ownership of the Subsidiary; No Prior Activities. The Subsidiary is a direct, wholly-owned subsidiary of 24/7 and was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, the Subsidiary has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity which could adversely affect the ability of 24/7 to consummate the transactions contemplated hereby.

        (i) Taxes.

            (i) Neither 24/7 nor any person related to 24/7, as defined in Treas. Reg. ss.1.368-1(e)(3), has a plan or intention to redeem or otherwise acquire any shares of 24/7 Common Stock that are issued in the Merger to the Stockholders;

            (ii) Following the Merger, the Surviving Corporation will continue at least one significant historic business line of the Company, or use at least a significant portion of the Company's historic business assets, in each case within the meaning of Treas. Reg. ss. 1.368-1(d);

            (iii) 24/7 has no plan or intention: (A) to liquidate the Surviving Corporation, (B) to merge the Surviving Corporation with and into another corporation (including 24/7 or an affiliate of 24/7) or (C) to sell or otherwise dispose of the stock of the Surviving Corporation, except as provided for in Treasury Regulation ss. 1.368-2(k)(2);

            (iv) 24/7 will be in Control (as defined below) of Subsidiary immediately prior to the Merger, and 24/7 has no plan or intention to cause the Surviving Corporation to issue additional shares of capital stock after the Merger, or take any other action, that would result in 24/7 losing Control of the Surviving Corporation. As used herein "Control" shall have the meaning set forth in Section 368(c) of the Code; and

            (v) 24/7 has not taken any action and does not have any knowledge (without taking into account the Reorganization) that would prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code.

     4. Covenants of the Company. The Company covenants and agrees that between the date hereof and the Effective Time:

        (a) Actions. The Company will not take any action that would cause any of the representations and warranties made by it in any of the Company Documents not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

        (b) Access by 24/7. 24/7 and its representatives and advisors shall, upon prior written notice to the Company, have reasonable access during normal business hours to the Company's assets, premises, books and records, key employees and accountants, including the work papers of the Company's accountants relating to the Compiled Financials, and the Company shall furnish 24/7 with such information and copies of such documents as 24/7 may reasonably request. The Company shall promptly furnish to 24/7 all financial statements of the Company that are prepared in the ordinary course of business, including, without limitation, monthly reports of sales, revenue and cash flow and balance sheets, if any are prepared.

        (c) Conduct of Business. The business of the Company shall be conducted in all material respects in the ordinary course, consistent with the present conduct of its business, taking into account the Reorganization, and the Company shall use commercially reasonable efforts to maintain, preserve and protect the assets and goodwill of the Company. Without limiting the generality of the foregoing, the Company shall not, without the prior written consent of 24/7, take or commit to take any of following actions:

            (i) except as disclosed on Schedule 4(c), amend its By-Laws or Charter;

            (ii) issue any additional shares of stock, or issue, sell or grant any option or right to acquire or otherwise dispose of any of its authorized but unissued stock or other equity or debt securities;

            (iii) declare or pay any dividends or make any other distribution in cash, property or securities on its stock;

            (iv) repurchase or redeem any shares of its stock;

            (v) except as disclosed in Exhibit B, incur, or perform, pay or otherwise discharge, any material obligation or liability (absolute or contingent), except for obligations and liabilities incurred in the ordinary course of business consistent with past practice;

            (vi) enter into any employment agreement with or increase the compensation or benefits of any of its officers or employees, or grant any severance pay or termination or establish, adopt or enter into any Plan;

            (vii) except as disclosed in Exhibit B, sell, lease, transfer or otherwise dispose of, or acquire, any material properties or assets, tangible or intangible, other than in the ordinary course of business;

            (viii) make any material changes in its customary method of operations, including marketing, selling and pricing policies and maintenance of business premises, fixtures, furniture and equipment;

            (ix) except as disclosed in Exhibit B, modify, amend or cancel any of its existing leases or enter into any material contracts, agreements, leases or understandings other than in the ordinary course of business or enter into any loan agreements;

            (x) make any material investments other than in certificates of deposit or short-term commercial paper; or

            (xi) except as disclosed in Exhibit B, change any of the accounting principles or practices used by it, except to come into compliance with, or as required by, GAAP.

        (d) Notification of Certain Matters. The Company shall give prompt notice to 24/7 of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in any of the Company Documents that is qualified as to materiality to be untrue or inaccurate or any such representation or warranty that is not so qualified to be untrue or inaccurate in any material respect and (ii) any failure of the Company materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4(d) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        (e) Further Action. Upon the terms and subject to the conditions hereof, the Company shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

        (f) Public Announcements. The Company shall consult with 24/7 before issuing any press release or otherwise making any public statement with respect to the Merger and shall not issue any such press release or make any such public statement, except as may be required by law, without the prior written consent of 24/7, which may not be unreasonably withheld or delayed.

        (g) Government Compliance. The Company agrees promptly to effect all necessary registrations, filings, applications and submissions of information required or requested by governmental authorities.

     5. Covenants of 24/7 and the Subsidiary. 24/7 and the Subsidiary covenant and agree that between the date hereof and the Effective Time:

        (a) Actions. Neither 24/7 nor the Subsidiary will take any action that would cause any of the representations and warranties made by it in any of the 24/7 Documents not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

        (b) Notification of Certain Matters. 24/7 shall give prompt notice to the Company of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in any of the 24/7 Documents to be untrue or inaccurate and (ii) any failure of 24/7 or the Subsidiary materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5(b) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        (c) Further Action. Upon the terms and subject to the conditions hereof, 24/7 and the Subsidiary shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

        (d) Public Announcements. 24/7 and the Subsidiary shall consult with the Company before issuing any press release or otherwise making any public statement with respect to the Merger and shall not issue any such press release or make any such public statement, except as may be required by law, without the prior written consent of the Company, which may not be unreasonably withheld or delayed.

        (e) Government Compliance. 24/7 and the Subsidiary agree promptly to effect all necessary registrations, filings, applications and submissions of information required or requested by governmental authorities and to use commercially reasonable efforts to obtain any necessary approvals and early termination of any applicable waiting period.

        (f) Employee Rights. As soon as practicable after the Effective Date, 24/7 will cause restricted stock awards to be made under its 1998 Stock Incentive Plan to certain employees of the Company as provided to 24/7 in a letter dated as of December 31, 1999.

     6. Conditions Precedent to Obligations of 24/7 and the Subsidiary. The obligations of 24/7 and the Subsidiary to consummate the transactions contemplated by the 24/7 Documents are subject to the fulfillment, at or before the Effective Time, of each of the following conditions, any of which may be waived by 24/7 and the Subsidiary in writing, and the Company shall use commercially reasonable efforts to cause such conditions to be fulfilled:

        (a) Representations and Warranties. Each of the representations and warranties of the Company in the Company Documents shall be true and correct in all material respects on and as of the Effective Time as if made on and as of the Effective Time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

        (b) Performance by the Company. The Company shall have performed and complied in all material respects with all agreements, covenants and conditions required by the Company Documents to be performed or complied with by the Company at or before the Effective Time.

        (c) Certificate. 24/7 shall have received a certificate executed by the Company, dated the Closing Date, certifying, in such detail as 24/7 may reasonably request, as to the fulfillment of the conditions set forth in Sections 6(a) and 6(b).

        (d) Employment Agreement. Mark Schaszberger and key employees identified in a letter between 24/7 and Mark Schaszberger shall have each entered into an Employment Agreement with 24/7 in substantially the form attached hereto as Exhibit C and a Non-Competition and Non-Disclosure Agreement with 24/7 in substantially the form attached hereto as Exhibit D (collectively, the "Employment Agreements").

        (e) Opinion of Counsel to the Company. The Company shall have delivered to 24/7 an opinion of Latham & Watkins and of Ballard Spahr Andrews & Ingersoll LLP, counsel to the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit E and Exhibit F, respectively.

        (f) Consents. The Company shall have obtained, or to the reasonable satisfaction of 24/7 obviated the need to obtain, all consents, approvals and waivers from governmental and regulatory authorities and third parties necessary for the execution, delivery and performance of the Company Documents and the transactions contemplated thereby, without any material cost or adverse consequences to the Company.

        (g) Litigation. No action or proceeding shall be pending or threatened before any court, tribunal or governmental entity, and no claim or demand shall have been made against 24/7, the Subsidiary, any Stockholder or the Company, seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of the transactions contemplated by any of the Company Documents, or which might have a Company Material Adverse Effect, which in the reasonably exercised opinion of 24/7 makes it inadvisable to consummate such transactions.

        (h) Proceedings. All actions, proceedings, instruments and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for 24/7 and such counsel shall have been furnished with such certificates, instruments and documents as it shall have reasonably requested, including, but not limited to, a certificate of the Company, dated the Closing Date, signed by the Chief Executive Officer of the Company, with respect to the Company's Charter, By-Laws and Stockholders' resolutions relating to the transactions contemplated hereby and the incumbency and signatures of each of the officers of the Company who shall execute on behalf of the Company any Company Document delivered on the Closing Date.

        (i) No Violation. There shall not have been any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the Merger by any federal or state government or governmental or regulatory authority or court, which would: (i) prohibit the Surviving Corporation's ownership or operation of all or a material portion of the Company's business or assets, or compel the Surviving Corporation to dispose of or hold separate all or a material portion of the Company's business or assets, as a result of the Merger; (ii) render any party hereto unable to consummate the Merger; (iii) make such consummation illegal; or (iv) impose or confirm material limitations on the ability of 24/7 effectively to exercise full rights of ownership of shares of the capital stock of the Surviving Corporation, including, without limitation, the right to vote any such shares on all matters properly presented to the stockholders of the Surviving Corporation, and no such action shall have been taken or any such statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the Merger which is reasonably likely to produce such result.

        (j) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of the Company having or reasonably likely to have a Company Material Adverse Effect; provided, that any such change, occurrence or circumstance in the business, results of operations or financial condition of the Company that is the subject of the side letter referred to in
Section 6(d) shall not be considered a Company Material Adverse Effect for purposes of this Section 6(j).

        (k) Release. 24/7 shall have received a release signed by each of the Stockholders of any and all claims (known or unknown, fixed or contingent, or otherwise) against the Company in the form of Exhibit G (the "Release").

        (l) Certificate. 24/7 shall have received a certificate executed by the Company, dated the Closing Date, certifying in such detail as 24/7 may reasonably request, as to the consummation (with the exception of certain consents listed in Exhibit B) of the Reorganization.

     7. Conditions Precedent to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by the Company Documents are subject to the fulfillment, at or before the Effective Time, of each of the following conditions, any of which may be waived by the Company in writing, and 24/7 and the Subsidiary shall use commercially reasonable efforts to cause such conditions to be fulfilled:

        (a) Representations and Warranties. Each of the representations and warranties of 24/7 and/or the Subsidiary in the 24/7 Documents shall be true and correct in all material respects on and as of the Effective Time as if made on and as of the Effective Time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

        (b) Performance by 24/7 and the Subsidiary. 24/7 and the Subsidiary shall have performed and complied in all material respects with all agreements, covenants and conditions required by the 24/7 Documents to be performed or complied with by 24/7 and/or the Subsidiary at or before the Effective Time.

        (c) Certificate. The Company shall have received a certificate executed by 24/7, dated the Closing Date, certifying, in such detail as the Company may reasonably request, as to the fulfillment of the conditions set forth in Sections 7(a) and 7(b).

        (d) Employment Agreement. 24/7 shall have entered into the Employment Agreements.

        (e) Opinion of Counsel to 24/7 and the Subsidiary. 24/7 and the Subsidiary shall have delivered to the Company an opinion of Proskauer Rose LLP, counsel to 24/7 and the Subsidiary, dated the Closing Date, substantially in the form attached hereto as Exhibit H.

        (f) Litigation. No action or proceeding shall be pending or threatened before any court, tribunal or governmental entity, and no claim or demand shall have been made against 24/7, the Subsidiary, any Stockholder or the Company, seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of the transactions contemplated by any of the 24/7 Documents, or which might materially adversely affect the business of 24/7, which in the reasonably exercised opinion of the Company makes it inadvisable to consummate such transactions.

        (g) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of 24/7 having or reasonably likely to have a 24/7 Material Adverse Effect.

        (h) Consents. 24/7 and/or the Subsidiary shall have obtained, or to the reasonable satisfaction of the Company obviated the need to obtain, all consents, approvals and waivers from governmental and regulatory authorities and third parties necessary for the execution, delivery and performance of the 24/7 Documents and the transactions contemplated thereby, without any material cost or adverse consequence to 24/7 or the Subsidiary.

        (i) Proceedings. All actions, proceedings, instruments and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for the Company and such counsel shall have been furnished with such certificates, instruments and documents as it shall have reasonably requested.

        (j) No Violation. There shall not have been any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the Merger by any federal or state governmental or regulatory authority or court, which would (i) render any party hereto unable to consummate the Merger or (ii) make such consummation illegal.

     8. Closing Deliveries.

        (a) Deliveries of the Company. At the Closing, the Company shall deliver, or shall cause to be delivered, to 24/7 and the Subsidiary the following:

            (i) Certificates representing the Capital Shares, together with properly executed stock powers and any required stock transfer tax stamps affixed thereto and all taxes on such transfer, if any, paid in full, all at the expense of the holders of such Capital Shares;

            (ii) The Employment Agreements;

            (iii) The opinion of Latham & Watkins, counsel to the Company;

            (iv) The opinion of Ballard Spahr Andrews & Ingersoll LLP, counsel to the Company;

            (v) The certificates referred to in Sections 6(c) and 6(m), duly executed;

            (vi) The Release;

            (vii) The Escrow Agreement;

            (viii) The minute books of the Company;

            (ix) Duly executed resignations of all officers and fiduciaries of the Company;

            (x) A capitalization table, adjusted to show the transactions consummated at Closing;

            (xi) The Reorganization documents; and

            (xii) The closing balance sheet of the Company, adjusted to show the Reorganization on a pro forma basis.

        (b) 24/7 and Subsidiary Deliveries. At the Closing,
24/7 and the Subsidiary shall deliver, or shall cause to be delivered, to the Company and the Stockholders, as the case may be, the following:

            (i) Certificates representing shares of 24/7 Common Stock in payment of the Merger Consideration, registered in the name of each of the holders of Capital Shares, subject to Section 1(f)(ii);

            (ii) The Employment Agreements;

            (iii) The opinion of Proskauer Rose LLP, counsel to 24/7 and the Subsidiary;

            (iv) The Escrow Agreement; and

            (v) The certificate referred to in Section 7(c) hereof, duly executed.

     9. Restrictive Covenants: Confidentiality.

        (i) Each of the Stockholders and IMAKE Consulting absolutely and unconditionally agree that, for a period of three years from the date hereof (the "Non-Competition Period"), he/she or it will not, (a) directly or indirectly, either of his/her or its own account or for the benefit of any person, firm or corporation, engage in as a director, employee or consultant for any business that is in competition with the business of the Company immediately prior to the Closing Date or 24/7's business of selling internet advertising on behalf of affiliates web sites and offering email and related customer management services (the "Business"); and (b) directly or indirectly, solicit 24/7's employees or independent agents so as to induce them to leave their employment or relationship with 24/7.

        (ii) During the Non-Competition Period, each of the Stockholders shall not directly or indirectly own or be a stockholder, partner of, or otherwise participate in any company that is engaged in business activities that are competitive to the Business. Notwithstanding the above, Executive may hold up to a one percent interest in any such publicly held or traded company and shall have an unlimited right to invest in any mutual fund which is publicly traded or managed by a major financial institution.

        (iii) The Company and the Stockholders shall not use or divulge any trade secrets, customer or supplier lists, pricing information, marketing arrangements or strategies, business plans, internal performance statistics, training manuals or other information concerning 24/7 or its affiliates that is competitively sensitive or confidential; provided, however, that this prohibition shall not apply to any information that (A) is publicly available as of the date hereof, (B) becomes publicly available other than as a result of prohibited disclosure by the Company or any of the Stockholders, (C) is disclosed to the Company or any of the Stockholders, as applicable, by any person or entity that is not subject to any confidentiality restriction imposed by 24/7, (D) that the Company or any of the Stockholders, as applicable, develops independently or (E) the Company or any of the Stockholders is required to disclose by law or by order of any court of competent jurisdiction, but, in the case of (E), the Company or such Stockholder shall first give 24/7 notice of such law or court order and an opportunity to object, if permitted by such law or court order. Because the breach or attempted or threatened breach of this restrictive covenant will result in immediate and irreparable injury to 24/7 for which 24/7 will not have an adequate remedy at law, 24/7 shall be entitled, in addition to all other remedies, to a decree of specific performance of this covenant and to a temporary and permanent injunction enjoining such breach, without posting bond or furnishing similar security. The provisions of this
Section 9 are in addition to and independent of any agreements or covenants contained in any employment, consulting or other agreement between 24/7 or the Company and any Stockholder.

        (iv) To the extent that any of the information furnished to the Company or any of the Stockholders would constitute material, nonpublic information for purposes of the Exchange Act, the Company and the Stockholders covenant that they will not engage in any purchase or sale of 24/7's securities while in possession of such information and prior to the time that such information is made generally known to the public or until the next Exchange Act filing that 24/7 makes with the SEC, and that the Company and the Stockholders shall inform their respective agents and representatives, who have been given access to such material, nonpublic information, of such requirements. The obligations in this
Section 9 shall survive termination of this Agreement.

     10. Brokers. Each party represents to the others that it has had no dealings with any broker or finder in connection with the transactions contemplated by this Agreement.

     11. Covenant Regarding Tax Free Reorganization Treatment. 24/7 agrees not to take any action, or fail to take any action, prior to or after the Effective Time that would cause the Merger to fail to qualify as a "reorganization" under
Section 368(a) of the Code. The Stockholders and 24/7 shall cause all tax returns relating to the Company, the Subsidiary and 24/7 to be filed on the basis of treating the Merger as a "reorganization" under Section 368(a) of the Code. 24/7 shall not claim any tax deduction based on treatment of any portion of the

Merger Consideration as either (A) imputed interest or (B) consideration for a restrictive covenant. Notwithstanding anything to the contrary contained in this Agreement, this Section 11 shall remain in full force and effect until 90 days after the expiration of the applicable statute of limitations.

     12. Covenant of IMAKE Consulting. IMAKE Consulting covenants and agrees that any revenues it receives after the Closing Date, which revenues are generated any agreement for which a consent to transfer was not received on or prior to the Closing Date, as well as those assignments listed in the footnotes to Schedule 1(f)(ii), shall be promptly assigned to the Surviving Corporation.

     13. Covenant of 24/7. 24/7 covenants and agrees that any revenues received by the Surviving Corporation after the Closing Date, which revenues are listed in the footnotes to Schedule 1(f)(ii), shall be promptly assigned to IMAKE Consulting.

     14. Indemnification by the Stockholders and IMAKE Consulting. IMAKE Consulting and the Stockholders shall jointly and severally, indemnify, defend and hold harmless 24/7 and its affiliates (including, the Subsidiary and the Surviving Corporation), promptly upon demand at any time and from time to time, against any and all losses, liabilities, claims, actions, damages and expenses (including without limitation, reasonable attorneys' fees and disbursements) (collectively, "Losses"), arising out of or in connection with any of the following: (i) any misrepresentation or breach of any warranty made by the Company or the Stockholders in any of the Company Documents; provided, however, that with respect to the representations and warranties in Section 2(b)(i), each Stockholder shall be solely and entirely responsible for such misrepresentations or breaches that relate to such Stockholder's ownership of his or its Shares as set forth in Schedule 1 (a "Stockholder Breach"); (ii) any breach or nonfulfillment of any covenant or agreement made by the Company or the Stockholders in any of the Company Documents; (iii) the claims of any broker or finder engaged by the Company; or (iv) the Reorganization, including, without limitation, any taxes that are incurred by the Company as a result of the Reorganization, or any failure to consummate the Reorganization (v) the operations, liabilities, obligations of the Financial Business prior to, on, or after the Closing Date, or (vi) any liabilities and obligations of the Company or the Media Business arising prior to the Closing Date that do not appear on the Compiled Balance Sheet, the Schedules attached hereto, or the compiled balance sheet of the Company as of December 31, 1999, including, without limitation, any liabilities arising out of the performance or nonperformance by the Company prior to the Closing Date under any contracts entered into by the Company prior to the Closing Date.

     15. Indemnification by 24/7. 24/7 shall indemnify, defend and hold harmless the Stockholders and IMAKE Consulting, promptly upon demand at any time and from time to time, against any and all Losses arising out of or in connection with any of the following: (i) any misrepresentation or breach of any warranty made by 24/7 or the Subsidiary in this Agreement; (ii) any breach or nonfulfillment of any covenant or agreement made by 24/7 or the Subsidiary in this Agreement; or (iii) the claims of any broker or finder engaged by 24/7 or the Subsidiary.

     16. Further Provisions Regarding Indemnification.

         (a) Survival.

             (i) All representations and warranties made by the Company or the Stockholders in the Company Documents or by 24/7 or the Subsidiary in this Agreement shall survive the Closing until June 30, 2001, notwithstanding any examination or investigation made by or for any party; provided, however that
(A) the representations and warranties contained in Sections 2(i), 2(p) and 3(i) shall remain in full force and effect until 90 days after the expiration of the applicable statute of limitations; (B) the representations and warranties contained in Sections 2(a), 2(b), 2(c) and 2(d) shall remain in full force and effect indefinitely; and (C) the representations and warranties contained in
Section 2(l) shall remain in full force and effect until the fifth anniversary following the Closing Date.

         (b) Limitations.  Notwithstanding the foregoing,

             (i) the indemnification in Sections 14 and 15, as the case may be, shall be the exclusive remedy of the Stockholders, IMAKE Consulting and of 24/7 and its affiliates with respect to claims for Losses;

             (ii) the indemnification provided for in Section 14(i) above shall not be required unless and until, at the time of any such determination, the total amount of Losses otherwise subject to indemnification under Section 14 exceeds $500,000, in which event the indemnified party or parties will be entitled to indemnification for the amount of their Losses arising under Section 14(i) in excess of such amount; provided, however, that all Losses arising out of or in connection with any Stockholder Breach may be asserted without regard to, and shall not be applied towards, such amount;

             (iii) the total amount of indemnification provided by the Stockholders pursuant to Section 14(i) shall in no event exceed an amount equal to 75% of the number of shares of 24/7 Common Stock actually deliverable to the Stockholders, multiplied by the average of the closing prices per share of the 24/7 Common Stock on the five trading days from the Effective Date;

             (iv) neither any Stockholder of the Company, on the one hand, nor 24/7 or any of its affiliates, on the other, shall be entitled to indemnification for Losses arising out of matters referred to in Section 14(i) or 15(i), as applicable, unless it shall have given written notice to the indemnifying party, setting forth its claim for indemnification in reasonable detail, within the period from the Closing Date until the applicable period of survival as set forth in Section 16(a) hereof;

             (v) an indemnified party shall promptly give written notice to the indemnifying party after the indemnified party has knowledge that any legal proceeding has been instituted or any claim has been asserted in respect of which indemnification may be sought under the provisions of Sections 14 or 15. If the indemnifying party, within 30 days after the indemnified party has given such notice (or within such shorter period of time as an answer or other responsive motion may be required), shall have acknowledged in writing his or its obligation to indemnify, then the indemnifying party shall have the right to control the defense of such claim or proceeding, and the indemnifying party shall not settle or compromise such claim or proceeding without the written consent of the indemnified party. The indemnified party may in any event participate in any such defense with his or its own counsel and at his or its own expense; and

             (vi) the indemnified party shall be kept fully informed by the indemnifying party of such action, suit or proceeding at all stages thereof, whether or not he or it is represented by counsel. The indemnifying party shall, at the indemnifying party's expense, make available to the indemnified party and its attorneys and accountants all books and records of the indemnifying party relating to such action, suit or proceeding, and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

          (c) Offset Procedures. Without limiting any rights or remedies available to 24/7, in accordance with the provisions of the Escrow Agreement, 24/7 shall be entitled, from time to time, to receive from the Escrow Agent or to otherwise offset from any other shares deliverable hereunder, the number of shares of 24/7 Common Stock having a value equal to the Losses of 24/7 as to which 24/7 is entitled to be indemnified pursuant to Section 14 above, all as more fully set forth in the Escrow Agreement. For purposes of this Section 16(c) and the Escrow Agreement, the value of 24/7 Common Stock to be delivered to cover Losses shall be the average of the closing prices of the 24/7 Common Stock on the five trading days preceding the delivery of the shares to 24/7 in accordance with the provisions of the Escrow Agreement.

          (d) Delivery of Notice. 24/7 shall deliver such written notices to such parties and at such times as required by the provisions of the Escrow Agreement, and the releases of shares provided for in Sections 1(f) and 16(c) shall be governed by the provisions of the Escrow Agreement. 24/7 and the Company agree to promptly deliver a written notice to the Stockholders upon any determination that a claim for Losses under Section 14 or 15 is reasonably likely to exist.

          (e) Indemnification of Directors and Officers of the Company. Except with respect to the contemplated reincorporation of the Surviving Corporation in the State of Delaware, 24/7 (A) will not take or knowingly permit to be taken any action to alter or impair any exculpatory or indemnification provisions now existing in the Charter or Bylaws of the Company for the benefit of any individual who served as officer of the Company at any time prior to the Effective Time, and (B) shall cause the Surviving Corporation to honor and fulfill such provisions until the date which is two years from the Effective Time; provided, however, in the event any claim is commenced within such two-year period, such indemnification provisions shall continue in effect until the final disposition thereof.

     17. Resale Restrictions.

         (a) During the period of one year after the Effective Date, each Stockholder will not sell, offer to sell, solicit an offer to buy, contract to sell, pledge, hypothecate, lend, transfer, grant an option for the sale of, or otherwise transfer or dispose of, or cause the transfer or disposition of, or enter into any hedging or other derivative transaction for, any shares of 24/7 Common Stock, or any securities convertible into or exchangeable or exercisable for any shares of 24/7 Common Stock (for purposes of this Section 17, "dispose of"), in each case, whether held by the undersigned on the date hereof or hereafter acquired, with respect to any shares of 24/7 Common Stock or any securities convertible into or exchangeable or exercisable for any shares of 24/7 Common Stock. In accordance with the terms of this Section 17(a), the Stockholders may dispose of the 400,000 shares of 24/7 Common Stock issued to the Stockholders on the Closing Date and up to an additional 440,000 shares of the 24/7 Common Stock issued to the Stockholders on or prior to November 30, 2000, one year after the Closing Date (the "Disposable Shares").

         (b) In addition to the restriction in Section 17(a), during the period commencing on the Closing Date and ending on June 30, 2001, the Stockholders may not dispose of the remaining shares of 24/7 Common Stock , consisting of up to 440,000 shares of 24/7 Common Stock, to be received by such Stockholder during such period; provided, that this Section 17(b) does not apply to the Disposable Shares.

         (c) If, at the expiration of the applicable restrictions in Sections 17(a) and 17(b), Rule 144 of the Securities Act does not permit the sale of such shares, 24/7 will offer the Stockholders "piggyback" registration rights on customary terms and conditions.

     18. Notices. All notices or other communications in connection with this Agreement shall be in writing and shall be considered given when personally delivered or three days after when mailed by registered or certified mail, postage prepaid, return receipt requested, or by overnight courier as follows:

         If to the Company:

              IMAKE Software & Services, Inc. \
              6700 Rockledge Drive
              Bethesda, MD 20817
              Attn: President

         with a copy to:

              Latham & Watkins
              1001 Pennsylvania Avenue, N.W., Suite 1300
              Washington, D.C. 20004
              Attn: James F. Rogers

         If to 24/7 or the Subsidiary:

               24/7 Media, Inc.
               1250 Broadway, 28th Floor
               New York, NY  10001
               Attn:  General Counsel


         with a copy to:

               Proskauer Rose LLP
               1585 Broadway
               New York, NY  10036
               Attn:  Ronald R. Papa, Esq.

Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section 18.

     19. Termination. This Agreement shall terminate if the Merger shall have not been declared effective and consummated by March 31, 2000.

     20. Entire Agreement. This Agreement (which includes the schedules and exhibits hereto), sets forth the parties' final and entire agreement with respect to its subject matter and supersedes any and all prior and contemporaneous understandings, representations, warranties and agreements (whether oral or written) with respect to the subject matter herein, other than the Non-Solicitation and Confidentiality Agreement between 24/7 and the Company. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, change or waiver is sought.

     21. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns; provided, however, that neither this Agreement nor any right or obligation hereunder may be assigned or transferred, except that 24/7 or the Subsidiary may assign this Agreement and its rights hereunder to any direct or indirect wholly-owned subsidiary of 24/7.

     22. Paragraph Headings. The paragraph and section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     23. Other Discussions. Unless this Agreement shall have been terminated, the Company (and any representatives of the Company) shall not, directly or indirectly, initiate, solicit, encourage, consider, entertain or otherwise consider any other offers for or inquiries about, or hold discussions with any person regarding, the acquisition of any assets or capital stock of the Company. The Company (and any representatives of the Company) will not, directly or indirectly, engage in any negotiations concerning, provide any confidential information or data to, or have any discussions with, any person relating to the acquisition of any assets or capital stock of the Company, whether initiated before or after this Agreement. The Company (and any representatives of the Company) will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to the acquisition of any assets or capital stock of the Company. The Company will notify 24/7 immediately of any inquiries or proposals received by the Company and the name of such person and the material terms and conditions of any proposals or offers.

     24. Fees and Expenses. Each party hereto will pay its own fees and expenses, including, without limitation, legal, accounting and other professional fees and expenses, incurred in connection with the execution, delivery and performance of this Agreement, whether or not the Merger is consummated.

     25. Severability. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

     26. Governing Law and Consent to Jurisdiction. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York. The state courts of the State of New York in New York County and, if the jurisdictional prerequisites exist at the time, the United States District Court for the Southern District of New York, shall have sole and exclusive jurisdiction to hear and determine any dispute or controversy arising under or concerning this Agreement. In any action or proceeding concerning such dispute or controversy, the parties consent to such jurisdiction and waive personal service of any summons, complaint or other process; a summons or complaint in any such action or proceeding may be served by mail in accordance with Section 18.

     27. Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     28. Definition of Knowledge. As used herein, the words "knowledge", "knowledge" or "known" shall, (i) with respect to the Company or Company management, mean the actual knowledge of the corporate executive officers of the Company, in each case after such individuals have made due and diligent inquiry as to the matters which are the subject of the statements which are "known" by the Company or made to the "knowledge" or "knowledge" of the Company, (ii) with respect to 24/7 or 24/7 management, mean the actual knowledge of the corporate executive officers of 24/7, in each case after such individuals have made due and diligent inquiry as to the matters which are the subject of the statements which are "known" by 24/7 or made to the "knowledge" or "knowledge" of 24/7, and
(iii) with respect to the Subsidiary or the Subsidiary management, mean the actual knowledge of the corporate executive officers of 24/7 or the Subsidiary, in each case after such individuals have made due and diligent inquiry as to the matters which are the subject of the statements which are "known" by the Subsidiary or made to the "knowledge" or "knowledge" of the Subsidiary.

     29. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors and permitted assigns; provided, however, that the provisions in Section 16(e) above concerning indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

    [Signature pages to follow]

     [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.


24/7 MEDIA, INC.


By:
   -------------------------------
   Name:  David J. Moore
   Title:  Chief Executive Officer

MERCURY HOLDING COMPANY


By:
   ----------------------------
   Name:  David J. Moore
   Title:    President

IMAKE SOFTWARE & SERVICES, INC.


By:
   ----------------------------
   Name:
   Title:

IMAKE CONSULTING, INC.


By:
   ----------------------------
   Name:
   Title:

INDIVIDUAL STOCKHOLDERS:


-------------------------------
Mark L. Schaszberger


-------------------------------
Trami Tran

                                    SCHEDULES

Schedule 1               Ownership Table and Merger Consideration
Schedule 1(e)            Directors and Officers
Schedule 1(f)(ii)        Invoices and Budgeted Projects
Schedule 2(a)            Organization and Qualification
Schedule 2(c)            Conflicts, Required Filings and Consents
Schedule 2(d)            Options and Reserved Shares
Schedule 2(g)            Liabilities
Schedule 2(h)            No Adverse Change
Schedule 2(i)            Taxes
Schedule 2(j)            Title to Properties; Absence of Encumbrances
Schedule 2(k)            Real and Personal Property
Schedule 2(l)(i)         Patents, Trademarks and Copyrights
Schedule 2(l)(iv)        Third Party Intellectual Property
Schedule 2(l)(x)         No Trade Violations
Schedule 2(m)            Contracts, Leases, Licenses and Commitments; Customers
                              and Suppliers
Schedule 2(n)            Permits; Compliance with Laws
Schedule 2(p)            Employee Benefits Plans
Schedule 2(q)            Insurance
Schedule 2(r)            Litigation
Schedule 2(u)            Transactions with Affiliates
Schedule 2(x)            Officers and Directors, Bank Accounts, etc.
Schedule 2(y)            Year 2000
Schedule 4(c)            Conduct of Business





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                                    EXHIBITS

Exhibit A     Escrow Agreement
Exhibit B     Reorganization
Exhibit C     Form of Employment Agreement
Exhibit D     Form of Non-Competition and Non-Disclosure Agreement
Exhibit E     Opinion of Latham & Watkins
Exhibit F     Opinion of Ballard Spahr Andrews & Ingersoll
Exhibit G     Release
Exhibit H     Opinion of Proskauer Rose LLP






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                                TABLE OF CONTENTS

                                                                           Page

1.    The Merger............................................................-1-
      (a)  The Merger.......................................................-1-
      (b)  Effective Time; Closing..........................................-2-
      (c)  Effect of the Merger.............................................-2-
      (d)  Certificate of Incorporation; Bylaws.............................-2-
      (e)  Directors and Officers...........................................-2-
      (f)  Consideration; Conversion of Securities..........................-2-
      (g)  Surrender and Payment............................................-6-
      (h)  Reorganization...................................................-7-

2.    Representations and Warranties of the Company and the Stockholders....-7-

      (a)  Organization and Qualification; Organizational Documents.........-7-
      (b)  Ownership and Delivery of the Shares; Authority Relative to
             this Agreement.................................................-8-
      (c)  No Conflicts, Required Filings and Consents......................-8-
      (d)  Capitalization...................................................-9-
      (e)  Subsidiaries and Affiliates.....................................-10-
      (f)  Financial Statements; Accounts Receivable.......................-10-
      (g)  Liabilities.....................................................-10-
      (h)  No Adverse Change...............................................-10-
      (i)  Taxes...........................................................-11-
      (j)  Title to Properties; Absence of Encumbrances....................-12-
      (k)  Real and Personal Property......................................-12-
      (l)  Patents, Trademarks and Copyrights..............................-13-
      (m   Contracts, Leases, Licenses and Commitments; Customers
             and Suppliers.................................................-16-
      (n)  Permits; Compliance with Laws...................................-16-
      (o)  Employees.......................................................-17-
      (p)  Employee Benefit Plans..........................................-17-
      (q)  Insurance.......................................................-19-
      (r)  Litigation......................................................-19-
      (s)  Environmental Matters...........................................-19-
      (t)  Restrictions on Business Activities.............................-19-
      (u)  Transactions with Affiliates....................................-20-
      (v)  Books and Records...............................................-20-
      (w)  Improper Payments...............................................-20-
      (x)  Officers, Bank Accounts, etc....................................-20-
      (y)  Year 2000.......................................................-21-
      (z)  Disclosure......................................................-22-
      (aa) Legends.........................................................-22-
      (bb) Condition and Sufficiency of Assets.............................-22-

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      (cc) Acquisition of Stock for Investment.............................-22-
      (dd) Hart-Scott-Rodino...............................................-23-

3.    Representations and Warranties of 24/7 and the Subsidiary............-23-
      (a)  Organization and Qualification; Organizational Documents........-23-
      (b)  Authority Relative to this Agreement............................-24-
      (c)  No Conflict, Required Filings and Consents......................-24-
      (d)  Capitalization..................................................-25-
      (e)  SEC Filings, Financial Statements...............................-26-
      (f)  No Adverse Change...............................................-26-
      (g)  Litigation......................................................-27-
      (h)  Ownership of the Subsidiary; No Prior Activities................-27-
      (i)  Taxes...........................................................-27-

4.    Covenants of the Company.............................................-28-
      (a)  Actions.........................................................-28-
      (b)  Access by 24/7..................................................-28-
      (c)  Conduct of Business.............................................-28-
      (d)  Notification of Certain Matters.................................-29-
      (e)  Further Action..................................................-29-
      (f)  Public Announcements............................................-30-
      (g)  Government Compliance...........................................-30-

5.    Covenants of 24/7 and the Subsidiary.................................-30-
      (a)  Actions.........................................................-30-
      (b)  Notification of Certain Matters.................................-30-
      (c)  Further Action..................................................-30-
      (d)  Public Announcements............................................-30-
      (e)  Government Compliance...........................................-30-
      (f)  Employee Rights.................................................-31-

6.    Conditions Precedent to Obligations of 24/7 and the Subsidiary.......-31-
      (a)  Representations and Warranties..................................-31-
      (b)  Performance by the Company......................................-31-
      (c)  Certificate.....................................................-31-
      (d)  Employment Agreement............................................-31-
      (e)  Opinion of Counsel to the Company...............................-31-
      (f)  Consents........................................................-31-
      (g)  Litigation......................................................-32-
      (h)  Proceedings.....................................................-32-
      (i)  No Violation....................................................-32-
      (j)  Material Adverse Change.........................................-32-
      (k)  Release.........................................................-32-
      (l)  Certificate.....................................................-33-

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7.    Conditions Precedent to Obligations of the Company...................-33-
      (a)  Representations and Warranties..................................-33-
      (b)  Performance by 24/7 and the Subsidiary..........................-33-
      (c)  Certificate.....................................................-33-
      (d)  Employment Agreement............................................-33-
      (e)  Opinion of Counsel to 24/7 and the Subsidiary...................-33-
      (f)  Litigation......................................................-33-
      (g)  Material Adverse Change.........................................-34-
      (h)  Consents........................................................-34-
      (i)  Proceedings.....................................................-34-
      (j)  No Violation....................................................-34-

8.    Closing Deliveries...................................................-34-
      (a)  Deliveries of the Company.......................................-34-
      (b)  24/7 and Subsidiary Deliveries..................................-35-

9.    Restrictive Covenants: Confidentiality...............................-35-

10.   Brokers..............................................................-36-

11.   Covenant Regarding Tax Free Reorganization Treatment.................-36-

12.   Covenant of IMAKE Consulting.........................................-37-

13.   Covenant of 24/7.....................................................-37-

14.   Indemnification by the Stockholders and IMAKE Consulting.............-37-

15.   Indemnification by 24/7..............................................-37-

16.   Further Provisions Regarding Indemnification.........................-38-
      (a)  Survival........................................................-38-
      (b)  Limitations.....................................................-38-
      (c)  Offset Procedures...............................................-39-
      (d)  Delivery of Notice..............................................-39-
      (e)  Indemnification of Directors and Officers of the Company........-39-

17.   Resale Restrictions..................................................-40-

18.   Notices..............................................................-40-

19.   Termination..........................................................-41-

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20.   Entire Agreement.....................................................-41-

21.   Successors...........................................................-41-

22.   Paragraph Headings...................................................-42-

23.   Other Discussions....................................................-42-

24.   Fees and Expenses....................................................-42-

25.   Severability.........................................................-42-

26.   Governing Law and Consent to Jurisdiction............................-42-

27.   Counterparts.........................................................-42-

28.   Definition of Knowledge..............................................-43-

29.   No Third-Party Beneficiaries.........................................-43-